                                                                     EXHIBIT 2.1

    [STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS LETTERHEAD]

Nonrefundable Filing Fee - $50                                   DOMESTIC PROFIT
Certified copy, if desired:
$10 plus 25 cents per page                                  RECEIVED
                                                          JUL 14 1993
Submit Original and                                         3:23 PM
One True Copy                               Dept. of Commerce & Consumer Affairs
                                                        STATE OF HAWAII

                           ARTICLES OF INCORPORATION
                   (Section 415-54, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

     The undersigned, for the purpose of forming a corporation under the laws of the State of Hawaii, do hereby make and execute these Articles of
Incorporation:

                                       I

     The name of the corporation shall be:

          HAWAIIAN VINTAGE CHOCOLATE COMPANY, INC.
     ---------------------------------------------------------------------------
     Note: The name must contain the word "Corporation," "Incorporated," or "Limited," or an abbreviation of one of the words.

                                       II

     The mailing address (must be a street address) of the initial or principal office of the corporation is:

     4614 Kilauea Avenue  Suite 435  Honolulu, HI 96816
     ---------------------------------------------------------------------------

                                      III

     The purpose or purposes for which this corporation is organized shall be:

     (a) The processing, production and marketing of chocolate and related
     ---------------------------------------------------------------------------
     products.
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

     (b) The transaction of any or all lawful business for which corporations may be incorporated under Chapter 415, Hawaii Revised Statutes.

                                       IV

     The aggregate number of common shares all of the same class which the corporation shall have authority to issue is 1 Million.


                                       V

     The initial Board of Directors shall consist of two (2) members whose names and residence addresses are as follows:

     Name                                Residence Address
     ----                                -----------------

     James Walsh                         905 Iiwi St.
     --------------------------------    --------------------------------
                                         Honolulu, HI 96816
     --------------------------------    --------------------------------


     James Johnson                       5456 McConnell Ave.
     --------------------------------    --------------------------------
                                         Los Angeles, CA. 90066
     --------------------------------    --------------------------------

     --------------------------------    --------------------------------

     Note: At least one member of the board must be a resident of the State of Hawaii.

     The initial Board of Directors shall serve as Directors until the first annual meeting of shareholders or until their successors are duly elected and qualified as provided in the By-Laws.

     All the powers and authority of the corporation shall be vested in and may be exercised by the Board of Directors except as otherwise provided by law, these Articles of Incorporation or the By-Laws of the corporation.


                                       VI

     The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer, who shall be appointed by the Board of Directors as shall be prescribed by the By-Laws.

     The following individuals are the initial officers of the corporation:


Office Held         Name                     Residence Address
-----------         ----                     -----------------

President           James Walsh              905 Iiwi St.
                    --------------------     ---------------------------
                                             Honolulu, HI. 96816

Vice-President      James Johnson            5456 McConnell Ave.
                    --------------------     ---------------------------
                                             Los Angeles, CA. 90066

Secretary           James Walsh              905 Iiwi St.
                    --------------------     ---------------------------
                                             Honolulu, HI. 96816

Treasurer           James Walsh              905 Iiwi St.
                    --------------------     ---------------------------
                                             Honolulu, HI. 96816

                                      VII

     The names of the initial subscribers for shares, the number of shares subscribed for, the subscription price and the amount of capital paid are as follows:

                                                                 Subscription Price
                                        Number of Shares            For the Shares             Amount of Capital
                                        Subscribed For By          Subcribed For By              Paid in Cash By
Names of Subscribers                    Each Subscriber            Each Subscriber              Each Subscriber
--------------------                    ----------------         ------------------            -----------------
James P. Walsh, Trustee for WF TRUST         1,000                      $1.00                      $1,000.00


                                      VIII

     (Optional provisions for the regulation of the internal affairs of the corporation as may be appropriate. If none, leave blank.)








     We certify that we have read the above statements and that the same are true and correct to the best of our knowledge and belief.

     Witness our hands this 6th day of July, 1993.



            James Walsh
-----------------------------------          -----------------------------------
 (Type/Print Name of Incorporator)            (Type/Print Name of Incorporator)


          /s/ JAMES WALSH
-----------------------------------          -----------------------------------
    (Signature of Incorporator)                  (Signature of Incorporator)



Please sign in black ink.


                                      -3-